EXHIBIT 99.1

Encore Bancshares Reports Third Quarter 2011 Net Earnings of $1.9 Million

HOUSTON, Oct. 28, 2011 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today announced its financial results for the third quarter of 2011.

Third Quarter Highlights

Redeemed $34.0 million of CPP preferred stock issued to the U.S. Treasury

  Issued $32.9 million in preferred stock to the U.S. Treasury under the Small Business Lending Fund (SBLF)
  Incurred one-time non-cash charge to common equity of $4.1 million related to the CPP preferred stock redemption

Improved earnings metrics compared with third quarter 2010

  Revenue was $18.3 million, up 1.6%
  Wealth management revenue increased 4.6%
  Noninterest expense decreased 28.3%
  Loan loss provision declined $8.3 million

Grew Texas franchise compared with September 30, 2010

  Noninterest bearing demand deposit growth of 36.9%
  Noninterest bearing demand deposits were 26.9% of total deposits, up from 19.7%
  Commercial loan growth of 26.9%, total loan growth of 6.0%

Maintained solid capital ratios

  Estimated tier 1 capital ratio of 13.37%
  Tangible common equity ratio of 6.91%

Resolved $7.3 million of problem assets subsequent to quarter end

  Resolved $4.1 million in Florida nonaccrual loans
  Sold a $3.2 million residential property in Houston included in OREO
  Proforma NPAs as of September 30, 2011 of 1.62% to total loans and OREO

"We concluded a successful quarter with the redemption of the CPP preferred stock," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc. "We have continued to execute on our strategy of growing Houston commercial loans and deposits and reducing problem assets. The Houston economy is one of the most attractive banking markets in the nation and we believe we have significant growth potential in this market."

Earnings

For the three months ended September 30, 2011, our net earnings were $1.9 million, compared with a net loss of $8.4 million for the same period of 2010. The loss per diluted common share for the third quarter of 2011 was $0.23, compared with a loss per diluted common share of $0.79 for the same period of 2010, after deducting preferred dividends for each period. In addition to the regular preferred dividend, we incurred a one-time non-cash charge to common equity of $4.1 million upon redemption of the CPP preferred stock to account for the difference between the amount at which the preferred stock sale had been initially recorded and its redemption price. Excluding the non-cash charge, earnings per share would have been $0.12 per diluted common share.

For the nine months ended September 30, 2011, our net earnings were $5.1 million, compared with a net loss of $23.3 million for the same period of 2010. The loss per diluted common share for the nine months ended September 30, 2011 was $0.05, compared with a loss per diluted common share of $2.25 for the same period of 2010, after deducting preferred dividends for each period. Earnings for both periods of 2011 improved due to lower credit costs and reduced expenses related to the sale of our Florida operations, which was completed December 31, 2010.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the third quarter of 2011 was $11.4 million, an increase of $293,000, or 2.6%, compared with the same period of 2010, reflecting an improved net interest margin. The net interest margin (TE) expanded 37 basis points to 3.20% during the same comparison period. The increase in margin was due primarily to an improved balance sheet mix, as temporary investments and higher costing deposits decreased after the sale of our Florida operations. On a linked quarter basis (compared with the immediately preceding quarter), net interest income (TE) decreased $466,000, or 3.9%, and the net interest margin decreased by 34 basis points, resulting mainly from a $418,000 interest recovery in the second quarter and growth in temporary investments due to increased average deposits.

Noninterest Income

Noninterest income was $7.0 million for the third quarter of 2011, essentially unchanged compared with the same period of 2010. Trust and investment management fees increased $213,000, or 4.6%, but was offset by lower gain on sale of securities. Noninterest income decreased from the second quarter of 2011 due primarily to lower assets under management, which reflected declines in the equity market, and resulted in lower trust and investment management fees.

Noninterest Expense

Noninterest expense was $14.9 million for the third quarter of 2011, a decrease of $5.9 million, compared with the same period of 2010. The decrease was due primarily to a combination of lower FDIC assessment and the sale of our Florida operations, which resulted in a significant reduction in credit related costs, including other real estate owned (OREO) expenses and write downs of assets held for sale, and other operating expenses. On a linked quarter basis, noninterest expense increased $746,000 due mainly to mark to market adjustments for OREO and the settlement of a legal claim.

Segment Earnings

On a segment basis, our banking segment had net earnings of $686,000, compared with a net loss of $9.3 million in the same period of 2010. The third quarter of 2010 included significant credit related costs, which were primarily in Florida. Our wealth management group had net earnings of $777,000 for the third quarter of 2011, essentially unchanged, compared with the same period of 2010. Our insurance agency had earnings of $203,000, down $48,000, compared with the same period of 2010, due to higher expenses reflecting cost for new producers.

Loans

Period end loans, including loans held for sale, were $985.5 million at September 30, 2011, a decrease of $50.6 million, or 4.9%, compared with September 30, 2010. This decrease was due primarily to the sale of Florida loans in connection with the sale of our Florida operations. Excluding Florida loans, total loans increased $53.2 million, or 6.0% and commercial loans in Texas grew $90.1 million, or 26.9%, in the same comparison period.

Deposits

Period end deposits were $1.0 billion at September 30, 2011, a decrease of $183.8 million, or 14.9%, compared with September 30, 2010. The decrease was mainly due to the sale of approximately $180.8 million in Florida deposits in December 2010. Texas noninterest-bearing deposits at September 30, 2011 were $282.0 million, an increase of $76.1 million, or 36.9%, and represented 26.9% of total deposits.

Credit Quality and Capital Ratios

The provision for loan losses was $1.3 million for the third quarter of 2011, compared with $9.6 million for the same period of 2010. The decline in the provision for loan losses reflected improving credit quality. Net charge-offs for the third quarter were $2.4 million, or 0.97% of average total loans on an annualized basis, compared with $15.3 million, or 5.75% of average total loans on an annualized basis, for the same period of 2010. Commercial loan charge-offs were $1.3 million for the third quarter of 2011, compared with $13.6 million in the same period of 2010. The commercial charge-offs in both periods were primarily loans in Florida. The allowance for loan losses was $18.0 million, or 1.84% of loans, excluding loans held for sale, at September 30, 2011, compared with $21.0 million, or 2.27% of loans, excluding loans held for sale, at September 30, 2010.

At September 30, 2011, nonperforming assets were $23.2 million compared with $23.8 million at June 30, 2011 and $62.5 million at September 30, 2010. Of the nonperforming assets at September 30, 2011, $10.4 million were in Florida. Nonperforming loans were $18.1 million at September 30, 2011, compared with $16.6 million at June 30, 2011, an increase of $1.5 million. The increase in nonperforming loans was due primarily to a commercial real estate loan in Texas.

Other real estate owned was $5.1 million at September 30, 2011, compared with $7.2 million at June 30, 2011, a decrease of $2.1 million, or 28.7%. The decrease was due primarily to sales of vacant land and commercial real estate. Restructured loans still accruing were $1.7 million at September 30, 2011, compared with $1.5 million at June 30, 2011.

Subsequent to September 30, we resolved $4.1 million of nonaccrual loans in Florida and $3.2 million in residential OREO in Texas. Including the effect of these transactions, our proforma nonperforming assets as of September 30, 2011 would have been $15.9 million, and our nonperforming assets to total loans and OREO would have been 1.62%.

As of September 30, 2011, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 13.37%, 14.63%, and 9.34%, respectively. In addition, Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions. Book value per common share and tangible book value per common share were $11.95 and $8.47 at September 30, 2011, compared with $12.17 and $8.72 at June 30, 2011. The decrease in book value was due mainly to the one-time non-cash charge to common equity as a result of the early redemption of CPP preferred stock. Even though the CPP preferred stock has been redeemed, the U.S. Treasury still holds warrants to acquire 364,026 of our common shares.

Conference Call

Encore will host a conference call for investors and analysts that will be broadcast live via the Internet on Friday, October 28, 2011, at 10:30 a.m. Eastern Time. Interested parties may participate by calling 877-303-6295 at least ten minutes prior to the start time.

To listen to this conference call live via the Internet, please visit the Investor Relations section of the Company's web site at http://www.encorebank.com at least fifteen minutes prior to the call to register, download and install any necessary audio software. An audio archive of the call will also be available on the web site on or before Monday, October 31, 2011.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 11 private client offices in the Greater Houston area. Headquartered in Houston and with $1.5 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

The Encore Bancshares, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4257

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; our ability to fully realize our net deferred tax asset; our ability to raise capital when needed; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2010 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. | Nine Greenway Plaza, Suite 1000 | Houston, Texas 77046

www.encorebank.com

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three		As of and for the Nine
	Months Ended September 30,		Months Ended September 30,
	2011	2010	2011	2010

Operations Statement Data:
Interest income	$ 15,842	$ 16,922	$ 48,064	$ 52,078
Interest expense	4,571	5,953	13,963	18,680
Net interest income	11,271	10,969	34,101	33,398
Provision for loan losses	1,265	9,599	5,354	32,572
Net interest income after provision for loan losses	10,006	1,370	28,747	826
Noninterest income	7,015	7,028	21,415	21,884
Noninterest expense	14,858	20,728	43,325	58,387
Net earnings (loss) before income taxes	2,163	(12,330)	6,837	(35,677)
Income tax expense (benefit)	262	(3,904)	1,719	(12,347)
Net earnings (loss)	$ 1,901	$ (8,426)	$ 5,118	$ (23,330)
Earnings (loss) available to common shareholders (1)	$ (2,735)	$ (8,981)	$ (634)	$ (24,997)

Common Share Data:
Basic earnings (loss) per share (2)	$ (0.23)	$ (0.79)	$ (0.05)	$ (2.25)
Diluted earnings (loss) per share (2)	(0.23)	(0.79)	(0.05)	(2.25)
Book value per share	11.95	12.33	11.95	12.33
Tangible book value per share (3)	8.47	8.76	8.47	8.76

Average common shares outstanding	11,658	11,380	11,577	11,108
Diluted average common shares outstanding	11,658	11,380	11,577	11,108
Common shares outstanding at end of period	11,655	11,380	11,655	11,380

Selected Performance Ratios:
Return on average assets	0.50%	(2.01)%	0.46%	(1.91)%
Return on average common equity (2)	(7.62)%	(24.02)%	(0.61)%	(21.45)%
Return on average tangible common equity (2)(3)	(10.64)%	(33.13)%	(0.85)%	(29.10)%
Taxable-equivalent net interest margin (3)	3.20%	2.83%	3.37%	2.95%
Efficiency ratio (4)	80.37%	110.27%	76.30%	96.06%
Noninterest income to total revenue	38.36%	39.05%	38.57%	39.59%

(1) Includes $4,102 accelerated amortization of preferred stock discount for the three months and nine months ended September 30, 2011.
(2) Using earnings (loss) available to common shareholders.
(3) Non-GAAP measure. See calculation of tangible common equity and taxable-equivalent amounts in subsequent tables.
(4) Total noninterest expense (excluding intangible amortization and write down of assets held-for-sale) divided by the sum of net interest income and noninterest income (excluding gains or losses on sales of securities and gain on sale of branches).

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2011	2011	2011	2010	2010

ASSETS
Cash and due from banks	$ 13,797	$ 13,025	$ 18,477	$ 13,523	$ 16,825
Interest-bearing deposits in banks	100,719	91,790	49,109	49,478	231,866
Federal funds sold and other	1,207	904	856	1,098	993
Cash and cash equivalents	115,723	105,719	68,442	64,099	249,684
Securities available-for-sale, at fair value	164,735	183,058	241,370	251,784	198,530
Securities held-to-maturity, at amortized cost	102,871	104,565	101,235	107,618	55,436
Loans held-for-sale, at lower of cost or fair value	7,277	863	2,913	10,915	111,505
Loans receivable	978,236	970,566	936,036	920,457	924,589
Allowance for loan losses	(18,007)	(19,110)	(19,008)	(18,639)	(20,967)
Net loans receivable	960,229	951,456	917,028	901,818	903,622
Federal Home Loan Bank of Dallas stock, at cost	9,820	9,810	10,206	9,610	9,602
Other real estate owned	5,135	7,200	7,311	9,298	10,852
Premises and equipment, net	6,486	6,545	6,757	7,023	7,284
Cash surrender value of life insurance policies	16,363	16,217	16,078	15,935	15,786
Goodwill	35,799	35,799	35,799	35,799	35,799
Other intangible assets, net	4,694	4,434	4,575	4,716	4,876
Other assets	40,534	40,829	46,467	47,882	44,430
Other assets held-for-sale	--	--	--	--	3,256
	$ 1,469,666	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,650,662

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 281,981	$ 236,873	$ 219,629	$ 219,756	$ 205,927
Interest-bearing	765,715	806,627	821,163	830,688	838,125
Deposits held-for-sale	--	--	--	--	187,433
Total deposits	1,047,696	1,043,500	1,040,792	1,050,444	1,231,485
Borrowings and repurchase agreements	219,424	222,879	221,582	219,777	220,818
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Other liabilities	9,749	7,783	7,274	9,016	8,028
Other liabilities held-for-sale	--	--	--	--	6
Total liabilities	1,297,488	1,294,781	1,290,267	1,299,856	1,480,956

Commitments and contingencies
Shareholders' equity:
Preferred stock	32,914	29,766	29,633	29,500	29,368
Common stock	11,733	11,733	11,603	11,479	11,421
Additional paid-in capital	124,250	123,771	123,329	122,678	121,939
Retained earnings	4,007	6,742	5,235	4,641	6,098
Common stock in treasury, at cost	(823)	(735)	(497)	(455)	(389)
Accumulated other comprehensive income (loss)	97	437	(1,389)	(1,202)	1,269
Shareholders' equity	172,178	171,714	167,914	166,641	169,706
	$ 1,469,666	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,650,662

Ratios and Common Share Data:
Leverage ratio (1)	9.34%	9.67%	9.29%	8.10%	9.18%
Tier 1 risk-based capital ratio (1)	13.37%	13.23%	13.05%	12.83%	13.53%
Total risk-based capital ratio (1)	14.63%	14.49%	14.31%	14.09%	14.79%
Book value per common share	$ 11.95	$ 12.17	$ 11.97	$ 12.00	$ 12.33
Tangible book value per common share (2)	8.47	8.72	8.48	8.45	8.76
Tangible common equity to tangible assets (2)	6.91%	7.13%	6.91%	6.78%	6.19%

(1) Estimated at September 30, 2011.
(2) Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,	Septemnber 30,
	2011	2011	2011	2010	2010	2011	2010
Interest income:
Loans, including fees	$ 13,966	$ 14,254	$ 13,442	$ 14,646	$ 15,408	$ 41,662	$ 46,543
Securities	1,714	2,025	2,305	1,872	1,276	6,044	4,848
Federal funds sold and other	162	104	92	207	238	358	687
Total interest income	15,842	16,383	15,839	16,725	16,922	48,064	52,078
Interest expense:
Deposits	2,142	2,234	2,340	2,562	2,827	6,716	8,831
Deposits held-for-sale	--	--	--	636	698	--	2,571
Borrowings and repurchase agreements	2,131	2,117	2,106	2,128	2,127	6,354	6,382
Junior subordinated debentures	298	297	298	298	301	893	896
Total interest expense	4,571	4,648	4,744	5,624	5,953	13,963	18,680
Net interest income	11,271	11,735	11,095	11,101	10,969	34,101	33,398
Provision for loan losses	1,265	1,919	2,170	2,597	9,599	5,354	32,572
Net interest income after provision for loan losses	10,006	9,816	8,925	8,504	1,370	28,747	826
Noninterest income:
Trust and investment management fees	4,852	5,126	5,072	5,122	4,639	15,050	13,848
Insurance commissions and fees	1,545	1,587	1,440	1,120	1,524	4,572	4,651
Net gain (loss) on sale of available-for-sale securities	--	(64)	(31)	38	261	(95)	480
Gain on sale of branches	--	--	--	2,567	--	--	1,115
Other	618	685	585	1,012	604	1,888	1,790
Total noninterest income	7,015	7,334	7,066	9,859	7,028	21,415	21,884
Noninterest expense:
Compensation	8,464	8,414	8,706	8,469	8,503	25,584	25,692
Occupancy	1,200	1,128	1,287	1,339	1,395	3,615	4,327
Equipment	258	268	241	261	274	767	967
Advertising and promotion	107	156	156	137	146	419	480
Outside data processing	761	793	783	910	874	2,337	2,641
Professional fees	984	905	1,134	1,165	1,325	3,023	3,681
Intangible amortization	161	143	140	160	158	444	475
FDIC assessment	479	472	798	790	1,532	1,749	2,890
Other real estate owned expenses, net	1,293	666	83	119	4,458	2,042	6,984
Write down of assets held-for-sale	--	427	21	5,744	1,012	448	6,340
Other	1,151	740	1,006	1,119	1,051	2,897	3,910
Total noninterest expense	14,858	14,112	14,355	20,213	20,728	43,325	58,387
Net earnings (loss) before income taxes	2,163	3,038	1,636	(1,850)	(12,330)	6,837	(35,677)
Income tax expense (benefit)	262	973	484	(950)	(3,904)	1,719	(12,347)
Net earnings (loss)	$ 1,901	$ 2,065	$ 1,152	$ (900)	$ (8,426)	$ 5,118	$ (23,330)
Earnings (loss) available to common shareholders (1)	$ (2,735)	$ 1,507	$ 594	$ (1,457)	$ (8,981)	$ (634)	$ (24,997)
Earnings (loss) per common share:
Basic	$ (0.23)	$ 0.13	$ 0.05	$ (0.13)	$ (0.79)	$ (0.05)	$ (2.25)
Diluted	(0.23)	0.13	0.05	(0.13)	(0.79)	(0.05)	(2.25)
Average common shares outstanding	11,658	11,582	11,491	11,391	11,380	11,577	11,108
Diluted average common shares outstanding	11,658	11,628	11,575	11,391	11,380	11,577	11,108

(1) Includes $4,102 accelerated amortization of preferred stock discount for the three months and nine months ended September 30, 2011.

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2011	2011	2011	2010	2010

Assets:
Interest-earning assets:
Loans	$ 973,060	$ 955,019	$ 933,361	$ 1,004,472	$ 1,056,657
Securities	275,900	315,681	354,250	292,241	209,365
Federal funds sold and other	160,000	71,909	60,084	243,304	290,541
Total interest-earning assets	1,408,960	1,342,609	1,347,695	1,540,017	1,556,563
Less: Allowance for loan losses	(19,429)	(19,219)	(18,604)	(20,433)	(27,144)
Noninterest-earning assets	122,940	127,583	131,183	131,861	128,197
Noninterest-earning assets held-for-sale	--	--	--	4,403	4,196
Total assets	$ 1,512,471	$ 1,450,973	$ 1,460,274	$ 1,655,848	$ 1,661,812

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 170,534	$ 163,926	$ 162,577	$ 148,875	$ 139,820
Money market and savings	257,040	269,422	287,029	298,725	279,084
Time deposits	364,946	379,721	379,142	386,634	410,318
Interest-bearing deposits held-for-sale	--	--	--	167,869	171,805
Total interest-bearing deposits	792,520	813,069	828,748	1,002,103	1,001,027
Borrowings and repurchase agreements	223,258	223,145	224,792	220,042	220,068
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,036,397	1,056,833	1,074,159	1,242,764	1,241,714
Noninterest-bearing liabilities:
Noninterest-bearing deposits	295,823	217,624	210,885	220,169	220,166
Noninterest-bearing deposits held-for-sale	--	--	--	14,767	14,983
Other liabilities	7,975	7,225	8,344	8,019	7,132
Other liabilities held-for-sale	--	--	--	197	216
Total liabilities	1,340,195	1,281,682	1,293,388	1,485,916	1,484,211
Shareholders' equity:
Preferred	29,944	29,680	29,513	29,412	29,284
Common	142,332	139,611	137,373	140,520	148,317
Total shareholders' equity	172,276	169,291	166,886	169,932	177,601
Total liabilities and shareholders' equity	$ 1,512,471	$ 1,450,973	$ 1,460,274	$ 1,655,848	$ 1,661,812

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
Loan Portfolio:	2011	2011	2011	2010	2010
Commercial:
Commercial	$ 194,393	$ 194,260	$ 164,053	$ 147,090	$ 138,594
Commercial real estate	185,541	167,973	168,893	166,043	154,476
Real estate construction	52,993	54,769	52,106	46,326	54,140
Total commercial	432,927	417,002	385,052	359,459	347,210
Consumer:
Residential real estate first lien	201,485	205,171	205,012	205,531	207,386
Residential real estate second lien	258,020	262,958	263,286	269,727	280,245
Home equity lines	56,869	58,553	59,832	60,609	63,983
Consumer other	28,935	26,882	22,854	25,131	25,765
Total consumer	545,309	553,564	550,984	560,998	577,379
Loans receivable	978,236	970,566	936,036	920,457	924,589
Loans held-for-sale	7,277	863	2,913	10,915	111,505
Total loans	$ 985,513	$ 971,429	$ 938,949	$ 931,372	$ 1,036,094

Asset Quality:
Nonaccrual loans - Texas (1)	$ 9,203	$ 7,655	$ 14,557	$ 15,167	$ 17,445
Nonaccrual loans - Florida (1)	8,850	8,897	13,169	11,310	34,251
Total nonaccrual loans (1)	18,053	16,552	27,726	26,477	51,696
Other real estate owned - Texas	3,589	4,155	4,226	4,783	5,762
Other real estate owned - Florida	1,546	3,045	3,085	4,515	5,090
Total other real estate owned	5,135	7,200	7,311	9,298	10,852
Total nonperforming assets	$ 23,188	$ 23,752	$ 35,037	$ 35,775	$ 62,548
Accruing loans past due 90 days or more	$ --	$ --	$ --	$ 313	$ --
Restructured loans still accruing	$ 1,706	$ 1,522	$ 1,755	$ 804	$ 2,570

Asset Quality Ratios:
Nonperforming assets to total loans and other real estate owned	2.34%	2.43%	3.70%	3.80%	5.97%
Nonperforming assets to total assets	1.58%	1.62%	2.40%	2.44%	3.79%
Net charge-offs to average total loans	0.97%	0.76%	0.78%	1.95%	5.75%
Allowance for loan losses to period end loans (excluding loans held-for-sale)	1.84%	1.97%	2.03%	2.02%	2.27%
Allowance for loan losses to nonaccrual loans (excluding loans held-for-sale) (2)	136.57%	115.45%	74.72%	94.11%	88.89%

Deposits:
Noninterest-bearing deposits	$ 281,981	$ 236,873	$ 219,629	$ 219,756	$ 205,927
Interest checking	164,781	179,292	155,262	173,839	145,257
Money market and savings	248,009	252,100	285,612	278,507	293,381
Time deposits less than $100	107,487	112,975	114,819	117,974	124,132
Core deposits	802,258	781,240	775,322	790,076	768,697
Time deposits $100 and greater	228,316	236,653	239,936	239,129	251,271
Brokered deposits	17,122	25,607	25,534	21,239	24,084
Deposits held-for-sale	--	--	--	--	187,433
Total deposits	$ 1,047,696	$ 1,043,500	$ 1,040,792	$ 1,050,444	$ 1,231,485
Assets Under Management	$ 2,682,467	$ 2,863,293	$ 2,855,544	$ 2,857,390	$ 2,732,757

(1) Nonaccrual troubled debt restructurings are included in nonaccrual loans.
(2) Excludes $4,868, $0, $2,288, $6,671 and $28,109 nonaccrual loans held-for-sale.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2011	2011	2011	2010	2010

Allowance for loan losses at beginning of quarter	$ 19,110	$ 19,008	$ 18,639	$ 20,967	$ 26,675

Charge-offs:
Commercial:
Commercial	(1)	(112)	(196)	(21)	(160)
Commercial real estate	(1,212)	(752)	(465)	(14)	(10,049)
Real estate construction	(64)	(137)	(4)	(2,329)	(3,407)
Total commercial	(1,277)	(1,001)	(665)	(2,364)	(13,616)

Consumer:
Residential real estate first lien	(319)	(305)	(222)	(1,261)	(503)
Residential real estate second lien	(623)	(513)	(1,059)	(1,106)	(879)
Home equity lines	(398)	(360)	(296)	(430)	(664)
Consumer other	(14)	(67)	(36)	(9)	(73)
Total consumer	(1,354)	(1,245)	(1,613)	(2,806)	(2,119)
Total charge-offs	(2,631)	(2,246)	(2,278)	(5,170)	(15,735)

Recoveries:
Commercial:
Commercial	76	10	3	52	157
Commercial real estate	2	141	12	--	--
Real estate construction	1	18	131	54	1
Total commercial	79	169	146	106	158

Consumer:
Residential real estate first lien	90	41	223	--	161
Residential real estate second lien	27	123	71	31	36
Home equity lines	28	23	19	80	11
Consumer other	39	73	18	28	62
Total consumer	184	260	331	139	270
Total recoveries	263	429	477	245	428
Net charge-offs	(2,368)	(1,817)	(1,801)	(4,925)	(15,307)
Provision for loan losses	1,265	1,919	2,170	2,597	9,599

Allowance for loan losses at end of quarter	$ 18,007	$ 19,110	$ 19,008	$ 18,639	$ 20,967

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended					As of and for the Nine
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,	Months Ended September 30,
	2011	2011	2011	2010	2010	2011	2010
Banking
Net interest income	$ 11,558	$ 12,014	$ 11,367	$ 11,361	$ 11,231	$ 34,939	$ 34,164
Provision for loan losses	1,265	1,919	2,170	2,597	9,599	5,354	32,572
Noninterest income	574	535	529	3,602	857	1,638	3,304
Noninterest expense	9,923	9,348	9,563	15,476	16,133	28,834	44,555
Earnings (loss) before income taxes	944	1,282	163	(3,110)	(13,644)	2,389	(39,659)
Income tax expense (benefit)	258	353	(34)	(1,309)	(4,370)	577	(13,757)
Net earnings (loss)	$ 686	$ 929	$ 197	$ (1,801)	$ (9,274)	$ 1,812	$ (25,902)
Total assets at period end	$ 1,473,144	$ 1,469,429	$ 1,467,887	$ 1,473,837	$ 1,650,297	$ 1,473,144	$ 1,650,297

Wealth Management
Net interest income	$ 10	$ 16	$ 24	$ 34	$ 34	$ 50	$ 115
Noninterest income	4,884	5,132	5,089	5,130	4,638	15,105	13,849
Noninterest expense	3,691	3,523	3,643	3,612	3,442	10,857	10,551
Earnings before income taxes	1,203	1,625	1,470	1,552	1,230	4,298	3,413
Income tax expense	426	574	516	475	438	1,516	1,211
Net earnings	$ 777	$ 1,051	$ 954	$ 1,077	$ 792	$ 2,782	$ 2,202
Total assets at period end	$ 55,951	$ 56,105	$ 64,157	$ 63,254	$ 63,933	$ 55,951	$ 63,933

Insurance
Net interest income	$ 1	$ 2	$ 2	$ 4	$ 5	$ 5	$ 15
Noninterest income	1,557	1,667	1,448	1,127	1,533	4,672	4,731
Noninterest expense	1,244	1,241	1,149	1,125	1,153	3,634	3,281
Earnings before income taxes	314	428	301	6	385	1,043	1,465
Income tax expense (benefit)	111	150	106	(12)	134	367	513
Net earnings	$ 203	$ 278	$ 195	$ 18	$ 251	$ 676	$ 952
Total assets at period end	$ 7,923	$ 7,370	$ 6,827	$ 9,095	$ 9,063	$ 7,923	$ 9,063

Other
Net interest expense	$ (298)	$ (297)	$ (298)	$ (298)	$ (301)	$ (893)	$ (896)
Loss before income taxes	(298)	(297)	(298)	(298)	(301)	(893)	(896)
Income tax benefit	(533)	(104)	(104)	(104)	(106)	(741)	(314)
Net earnings (loss)	$ 235	$ (193)	$ (194)	$ (194)	$ (195)	$ (152)	$ (582)
Total assets at period end	$ (67,352)	$ (66,409)	$ (80,690)	$ (79,689)	$ (72,631)	$ (67,352)	$ (72,631)

Consolidated
Net interest income	$ 11,271	$ 11,735	$ 11,095	$ 11,101	$ 10,969	$ 34,101	$ 33,398
Provision for loan losses	1,265	1,919	2,170	2,597	9,599	5,354	32,572
Noninterest income	7,015	7,334	7,066	9,859	7,028	21,415	21,884
Noninterest expense	14,858	14,112	14,355	20,213	20,728	43,325	58,387
Earnings (loss) before income taxes	2,163	3,038	1,636	(1,850)	(12,330)	6,837	(35,677)
Income tax expense (benefit)	262	973	484	(950)	(3,904)	1,719	(12,347)
Net earnings (loss)	$ 1,901	$ 2,065	$ 1,152	$ (900)	$ (8,426)	$ 5,118	$ (23,330)
Total assets at period end	$ 1,469,666	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,650,662	$ 1,469,666	$ 1,650,662

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Three Months Ended September 30,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 973,060	$ 14,012	5.71%	$ 1,056,657	$ 15,466	5.81%
Securities - TE yield	275,900	1,778	2.56%	209,365	1,337	2.53%
Federal funds sold and other	160,000	162	0.40%	290,541	238	0.32%
Total interest-earning assets - TE yield	1,408,960	15,952	4.49%	1,556,563	17,041	4.34%
Less: Allowance for loan losses	(19,429)			(27,144)
Noninterest-earning assets	122,940			128,197
Noninterest-earning assets held-for-sale	--			4,196
Total assets	$ 1,512,471			$ 1,661,812

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 170,534	$ 66	0.15%	$ 139,820	$ 90	0.26%
Money market and savings	257,040	179	0.28%	279,084	442	0.63%
Time deposits	364,946	1,897	2.06%	410,318	2,295	2.22%
Interest-bearing deposits held-for-sale	--	--		171,805	698	1.61%
Total interest-bearing deposits	792,520	2,142	1.07%	1,001,027	3,525	1.40%
Borrowings and repurchase agreements	223,258	2,131	3.79%	220,068	2,127	3.83%
Junior subordinated debentures	20,619	298	5.73%	20,619	301	5.79%
Total interest-bearing liabilities	1,036,397	4,571	1.75%	1,241,714	5,953	1.90%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	295,823			220,166
Noninterest-bearing deposits held-for-sale	--			14,983
Other liabilities	7,975			7,132
Other liabilities held-for-sale	--			216
Total liabilities	1,340,195			1,484,211
Shareholders' equity	172,276			177,601
Total liabilities and shareholders' equity	$ 1,512,471			$ 1,661,812

Net interest income - TE		$ 11,381			$ 11,088

Net interest spread - TE			2.74%			2.44%
Net interest margin - TE			3.20%			2.83%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Nine Months Ended September 30,
	2011			2010
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 953,959	$ 41,811	5.86%	$ 1,060,214	$ 46,731	5.89%
Securities - TE yield	314,990	6,234	2.65%	208,767	5,029	3.22%
Federal funds sold and other	97,697	358	0.49%	262,161	687	0.35%
Total interest-earning assets - TE yield	1,366,646	48,403	4.74%	1,531,142	52,447	4.58%
Less: Allowance for loan losses	(19,087)			(26,206)
Noninterest-earning assets	127,205			125,579
Noninterest-earning assets held-for-sale	--			5,340
Total assets	$ 1,474,764			$ 1,635,855

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 165,708	$ 238	0.19%	$ 146,185	$ 325	0.30%
Money market and savings	271,054	762	0.38%	252,601	1,395	0.74%
Time deposits	374,551	5,716	2.04%	408,831	7,111	2.33%
Interest-bearing deposits held-for-sale	--	--		197,668	2,571	1.74%
Total interest-bearing deposits	811,313	6,716	1.11%	1,005,285	11,402	1.52%
Borrowings and repurchase agreements	223,726	6,354	3.80%	219,871	6,382	3.88%
Junior subordinated debentures	20,619	893	5.79%	20,619	896	5.81%
Total interest-bearing liabilities	1,055,658	13,963	1.77%	1,245,775	18,680	2.00%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	241,755			178,591
Noninterest-bearing deposits held-for-sale	--			16,667
Other liabilities	7,847			9,612
Other liabilities held-for-sale	--			257
Total liabilities	1,305,260			1,450,902
Shareholders' equity	169,504			184,953
Total liabilities and shareholders' equity	$ 1,474,764			$ 1,635,855

Net interest income - TE		$ 34,440			$ 33,767

Net interest spread - TE			2.97%			2.58%
Net interest margin - TE			3.37%			2.95%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2011	2011	2011	2010	2010

Shareholders' equity (GAAP)	$ 172,178	$ 171,714	$ 167,914	$ 166,641	$ 169,706
Less: Preferred stock	32,914	29,766	29,633	29,500	29,368
Goodwill and other intangible assets, net	40,493	40,233	40,374	40,515	40,675
Tangible common equity (1)	$ 98,771	$ 101,715	$ 97,907	$ 96,626	$ 99,663

Total assets (GAAP)	$ 1,469,666	$ 1,466,495	$ 1,458,181	$ 1,466,497	$ 1,650,662
Less: Goodwill and other intangible assets, net	40,493	40,233	40,374	40,515	40,675
Tangible assets	$ 1,429,173	$ 1,426,262	$ 1,417,807	$ 1,425,982	$ 1,609,987

Common shares outstanding at end of period	11,655	11,663	11,552	11,431	11,380

(1) Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2011	2010		2011	2010
Net interest income (GAAP)	$ 11,271	$ 10,969		$ 34,101	$ 33,398
Taxable-equivalent adjustment (1)	110	119		339	369
Net interest income on a taxable-equivalent basis	$ 11,381	$ 11,088		$ 34,440	$ 33,767

(1) Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.
CONTACT:  L. Anderson Creel
          Chief Financial Officer
          713.787.3138

          James S. D'Agostino, Jr.
          Chairman and CEO
          713.787.3103